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                                                                    Exhibit 10.3

                                                               EXECUTION VERSION

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OR PROVINCE, HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO ITS DISTRIBUTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN (I) EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) OPINION OF COUNSEL ACCEPTABLE TO THE LENDER THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR (III) EXEMPTION UNDER THE ACT. THIS NOTE IS SUBJECT TO THE PROVISIONS OF A SENIOR NOTE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE BORROWER.

                               SENIOR SECURED NOTE

2,000,000.00 USD                                              New York, New York
November 9, 2005 (the "Original Issuance Date")

     FOR VALUE RECEIVED, the undersigned, Canadian Traffic Network ULC, an Alberta business corporation ("Borrower"), hereby promises to pay to the order of Metro Networks Communications, Inc., a Maryland corporation ("Lender"), at Lender's New York office at 40 West 57th Street, 15th Floor, New York, NY 10019 or at such other place or places as Lender may from time to time designate in writing, the principal sum of Two Million and 00/100 United States Dollars (2,000,000.00 USD) together with interest thereon from the Original Issuance Date of this note (this "Note"). Capitalized terms used but not defined herein shall have the meanings set forth in the Senior Note Purchase Agreement dated as of November 9, 2005 between Borrower and Lender (the "Senior Note Purchase Agreement").

     1. Interest Rate; Interest Payments.

     (a) Interest Rate. From the Original Issuance Date until the occurrence of an event set forth in subsection 1(b) below, the aggregate principal amount outstanding shall bear interest at the rate of ten percent (10%) per annum, compounded annually (the "Interest Rate"). Interest shall be computed on the basis of a 365- day year and charged for the actual number of days elapsed.

     (b) Default Rate. After the earlier of (i) the Maturity Date (as hereafter defined), whether by acceleration or otherwise, or (ii) the occurrence of any default in the payment of any installment of principal and/or interest on the date due and payable, or (iii) the occurrence of any other Event of Default hereunder, the total unpaid indebtedness hereunder shall bear interest at a rate equal to the lesser of (x) the Interest Rate plus two percent (2%) or (y) the maximum rate allowed under applicable law (such rate, the "Default Rate").

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     (c)  Payments. Interest payments on the principal balance shall be payable quarterly, on the last day of each quarter (i.e., March 31, June 30, September 30 and December 31).

     2. Maturity Date; Payment; Prepayment. The entire principal balance of this Note then outstanding plus all accrued interest thereon shall be due and payable on the earlier of: (x) the third anniversary of the Original Issuance Date; (y) the first anniversary of the closing date of an Initial Public Offering or (z) such earlier date on which said amount shall become due and payable on account of acceleration by Lender according to the terms hereof (the "Maturity Date"). Borrower agrees that on the Maturity Date, Borrower will pay to Lender the entire principal balance of this Note then outstanding, together with all accrued and unpaid interest, premiums, if any, and all unpaid costs and expenses accrued hereunder. This Note may be prepaid in whole, but not in part, prior to the Maturity Date without penalty, upon 30 days' prior written notice to Lender.

     3. Guaranty. All payments due under this Note, including payments of principal, interest, premiums, unpaid costs and expenses, and all non-financial obligations of Borrower hereunder, shall be guaranteed by Global Traffic Network, Inc., a Delaware corporation, Global Traffic Canada, Inc., a Delaware corporation, and The Australia Traffic Network Pty Limited, an Australian proprietary company registered under the Corporation Law of New South Wales, Australia (collectively, the "Guarantors"), in accordance with the terms of that certain Guaranty Agreement, dated as of the date hereof, by and among the Guarantors and Lender.

     4. Making of Payments. All payments with respect to this Note shall be made by Borrower to Lender at Lender's New York office as set forth above, not later than 2:00 p.m., New York City time, on the date due therefor; and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder. All payments and prepayments hereunder shall be paid in immediately available funds pursuant to written wire or other instructions provided by Lender.

     5. Default; Remedies. Upon the occurrence of any Event of Default, the entire outstanding principal balance, any accrued and unpaid interest, and all unpaid costs and expenses accrued hereunder, shall, at the option of Lender hereof and without further demand or notice of any kind to the undersigned or any other person (including, but not limited to, any guarantor now or hereafter existing), immediately become and be due and payable in full. In such event, Lender shall have and may exercise any and all rights and remedies available at law or in equity in addition to any and all rights and remedies provided in any of the other Loan Documents.

     6. Payment of Costs. Borrower hereby agrees that it shall reimburse Lender for any and all out-of-pocket costs and expenses (including, without limitation, the fees and expenses of any counsel, accountants or other professionals, if any) incurred by Lender at any time, in connection with: (a) any amendment of or modification of this Note or the other Loan Documents; (b) any successful attempt to enforce any rights of Lender against Borrower or any other person which may be obligated to Lender by virtue of this Note or the other Loan Documents (including


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realization of the Collateral); (c) performing any of the obligations hereunder in accordance with the terms hereof; and (d) any other action taken by Lender which is permitted to be taken by Lender upon an Event of Default in accordance with the terms hereof. All such costs and expenses incurred by Lender shall be payable by Borrower to Lender on demand and, if not paid on demand, shall bear interest at the Default Rate.

     7. Waivers. Borrower, for itself and for its successors, transferees and assigns, hereby irrevocably (i) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever and (ii) agrees that this Note and any or all payments coming due hereunder or under any of the other Loan Documents may be extended from time to time in the sole and absolute discretion of Lender hereof without in any way affecting or diminishing Borrower's liability hereunder. No extension of the time for any payment due hereunder or under any of the other Loan Documents made by agreement with any person now or hereafter liable for payment of this Note or any other Loan Document shall operate to release, discharge, modify, change or affect the original liability under this Note or any other Loan Document, either in whole or in part. No delay in the exercise of any right or remedy hereunder by Lender shall be deemed to be a waiver of such right or remedy, nor shall the exercise of any right or remedy hereunder by Lender be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of Lender promptly after the occurrence of any default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such default continues nor a waiver of such right in connection with any future default. No waiver or limitation of any right or remedy hereunder by Lender shall be effective unless (and any such waiver or limitation shall be effective only to the extent) expressly set forth in a writing, signed and delivered by Lender to Borrower. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of any rights or remedy of Lender to any other or further actions. In its sole discretion, Lender may, at any time and from time to time, waive any one or more of the rights or remedies contained herein, but such waiver in any instance or under any particular circumstance shall not be deemed to be a waiver of such rights or remedies in any other instance or under any other circumstance.

     8. Notice. Any and all notices given in connection with this Note shall be delivered in accordance with Section 11.6 of the Senior Note Purchase Agreement.

     9. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

     10. Prior Agreements. Except as otherwise provided herein, this Note and the other Loan Documents supersede in their entirety any other agreement or understanding between Lender and Borrower (in their capacities as such), whether made orally or in writing, with respect to the transaction contemplated hereby and all commitments of Lender in connection therewith.

     11. Amendments. No amendments or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be


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in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12. Assignments. Borrower shall not assign, transfer or convey any of its respective rights and obligations under this Note (except as otherwise expressly permitted or required hereunder) without the prior written consent of Lender. Any such attempted assignment, transfer or conveyance in violation of the terms of this Note shall be void. Notwithstanding the foregoing, no attempted assignment shall relieve the assigning party from its liability under this Note.

     13. Governing Law. This Note shall be governed by and construed and interpreted in accordance with the law of the State of New York, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by New York state courts and federal courts located in New York County.

     14. Successors. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective, successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such, successors and assigns. Borrower's successors and assigns, as applicable, shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     15. Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND TO MAKE THE LOAN EVIDENCED HEREBY AND BY THE OTHER LOAN DOCUMENTS.

     16. Representation by Counsel. Borrower hereby represents and warrants that it has consulted and conferred with competent legal counsel of its choice before executing this Note and all other Loan Documents. Borrower further represents and warrants that it has read and understood the terms of this Note and intends to be bound hereby.

     17. Severability. If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then, and in either of such events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect.

     18. Security; Loan Documents. The obligations and liabilities of Borrower under this Note are secured pursuant to the Security Agreement, dated as of November 9, 2005, between


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Borrower and Lender, which sets forth the terms under which Borrower grants to
Lender a security interest in and lien on substantially all of the non-aviation assets of Borrower.

     19. Lost or Stolen Note. If this Note is mutilated, lost, stolen or destroyed, the Company may issue a new note of like form and maturity to the holder hereof upon presentment and surrender of the mutilated Note, in the case of mutilation, and upon receipt of evidence of loss, theft or destruction and of indemnity in all other cases, each in form satisfactory to the Company.

     20. Headings. The headings of this Note are for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

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     IN WITNESS WHEREOF, the undersigned have executed and delivered this Note pursuant to proper authority duly granted, as of the date set forth below.

                                        BORROWER:

                                        CANADIAN TRAFFIC NETWORK ULC


                                        By: /s/ William L. Yde III
                                            ------------------------------------
                                        Name:  William L. Yde III
                                        Title: Director

Dated: November 9, 2005


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